SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of April 6, 2006, among DOR BioPharma, Inc., a Delaware corporation (the "Company"), and the investors identified on the signature pages hereto (each, an "Investor" and collectively, the "Investors").

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I.

DEFINITIONS

1.1  Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

"Action" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“AMEX” means the American Stock Exchange.

"Business Day" means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Closing" means the closing of the purchase and sale of the Securities pursuant to Article II.

"Closing Date" means the Business Day immediately following the date on which all the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $.001 per share, and any securities into which such common stock may hereafter be reclassified.

"Common Stock Equivalents" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

"Company Counsel" means Edwards Angell Palmer & Dodge LLP.

"Disclosure Materials" has the meaning set forth in Section 3.1(h) hereof.

"Discussion Time" has the meaning set forth in Section 3.2(h) hereof.

"Effective Date" means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"First Notice" has the meaning set forth in Section 4.2 hereof.

"GAAP" has the meaning set forth in Section 3.1(h) hereof.

"Intellectual Property Rights" has the meaning set forth in Section 3.1(o) hereof.

"Investment Amount" means, with respect to each Investor, the investment amount indicated below such Investor's name on the signature page of this Agreement and as set forth on Schedule 1.

"Investor Party" has the meaning set forth in Section 4.7 hereof.

"Investors" shall mean the parties listed on Schedule 1 attached hereto.

"Lien" means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

"Losses" shall have the meaning set forth in Section 4.7 hereof.

"Material Adverse Effect" has the meaning set forth in Section 3.1(b) hereof.

"Material Permits" has the meaning set forth in Section 3.1(m) hereof.

"New York Courts" has the meaning set forth in Section 6.8 hereof.

"Notice of Acceptance" has the meaning set forth in Section 4.2(c) hereof.

"Per Unit Purchase Price" equals the lesser of $0.35 or 85% of the average closing price of the Shares as reported on the Trading Market for five (5) Business Days prior to the Closing.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares and the Warrant Shares.

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit B hereto.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Securities" means the Shares, the Warrants and the Warrant Shares.

"Securities Act" means the Securities Act of 1933, as amended.

"SEC Reports" has the meaning set forth in Section 3.1(h) hereof.

"Shares" means the shares of Common Stock issued or issuable to the Investors pursuant to this Agreement.

"Short Sales" means, without limitation, all "short sales" as defined in Rule 200 of Regulation SHO of the Exchange Act.

"Subsidiary" means any "significant subsidiary" as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

"Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

"Transaction Documents" means this Agreement, the Warrants, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

"Warrants" means the Common Stock purchase warrants in the form of Exhibit A, which are issuable to the Investors at the Closing.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1  Closing.

Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares and the Warrants representing such Investor’s Investment Amount as set forth opposite each Investor’s name on Schedule 1. The Closing shall take place at the offices of Edwards Angell Palmer & Dodge LLP, 750 Lexington Avenue, New York, New York 10022 on the Closing Date or at such other location or time as the parties may agree.

2.2  Closing Deliveries.

(a) Company Deliverables.  At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i)  certificates evidencing the number of Shares equal to each Investor’s Investment Amount divided by the Per Unit Purchase Price, registered in the name of such Investor, as set forth in Schedule 1;

(ii)  Warrants, registered in the name of each Investor, pursuant to which such Investor shall have the right to acquire the number of shares of Common Stock equal to 100% of the number of Shares issuable to such Investor pursuant to Section 2.2(a)(i);

(iii)  the legal opinion of Company Counsel, in agreed form, addressed to the Investors; and

(iv)  this Agreement and the Registration Rights Agreement, duly executed by the Company.

(b)  Investor Deliverables. At the Closing, each Investor shall deliver or cause to be delivered to the Company the following:

(i)  its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose, as set forth in Schedule 1; and

(ii)  this Agreement and the Registration Rights Agreement, duly executed by such Investor.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor:

(a)  Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as specified in the SEC Reports or in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, other than restrictions on transfer under applicable securities laws, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)  Organization and Qualification. Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect").

(c)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than the filings referred to in Section 3.1(e) hereof and required pursuant to Section 4.7 hereof. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)  Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, and the timely filing of a Notice of Sale of Securities on Form D with the Commission, (iii) the filings required in accordance with Section 4.7, and (iv) those that have been made or obtained prior to the date of this Agreement.

(f)  Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer under applicable securities laws. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement and the Warrants in order to issue the Shares and the Warrant Shares.

(g)  Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is set forth in the SEC Reports. As of the date hereof, the authorized capital stock of the Company consists of (i) 150,000,000 shares of Common Stock, of which as of the date hereof, 52,070,147 shares are issued and outstanding, and (ii) 4,600,000 shares of preferred stock, par value $.001 per share, and 200,000 shares of Series B Convertible Preferred Stock, par value $.05 per share, in each case no shares of which are outstanding. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, and there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

(h)  No General Solicitation. Neither the Company nor any of its Affiliates, nor any person acting on their behalf, has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of the Securities.

(i)  No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on their behalf, has made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.

(j)  Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(k)  No Undisclosed Liabilities. No liability has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws in a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its securities and which has not been publicly disclosed.

(l)  SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement (if any), the "Disclosure Materials") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments disclosed therein.

(m)  Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. The Company does not have pending before the Commission any request for confidential treatment of information.

(n)  Litigation. Except as set forth in Schedule 3.1(j), there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(o)  Labor Relations. No material labor dispute exists or, to the actual knowledge of the executive officers or directors of the Company, is imminent with respect to any of the employees of the Company.

(p)  Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with the applicable effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect.

(q)  Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(r)  Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(s)  Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person where such infringement would have or could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Reports, to the actual knowledge of the executive officers and directors of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(t)  Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s line of business.

(u)  Transactions With Affiliates and Employees. Except as set forth in Schedule 3.1(q) and the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(v)  Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared.

(w)  Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming the Closing shall have occurred), the Company’s assets and the Company’s ability to draw down on the Fusion Capital financing facility, the Company has sufficient capital to enable it to carry on its business for the current fiscal year as now conducted and as currently proposed to be conducted through June 30, 2007.

(x)  Certain Fees. Except as may be payable to MidSouth Capital, Inc. by the Company, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees payable to MidSouth Capital, Inc. or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(y)  Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Sections 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares and Warrant Shares by the Company to the Investors under the Transaction Documents. Except as disclosed on Schedule 3.1(u), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(z)  Listing and Maintenance Requirements. Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the maximum number of Securities contemplated by Transaction Documents.

(aa)  Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(bb)  Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Investors' ownership of the Securities.

(cc)  No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(dd)  Disclosure. Upon the filing of the press release required under Section 4.7, the Investors will not have received from the Company or any Person acting on its behalf any information that the Company believes constitutes material, non-public information concerning the Company. If such press release is not filed on the Closing, then the Company confirms that it has not disclosed any potentially material non-public information to any Investor concerning the Company. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All written disclosures provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.2  Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)  Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Investment Intent. Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)  Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)  General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)  Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

(f)  Limited Ownership.Based upon the representations of the Company set forth in Section 3.1(g) hereof, the purchase by such Investor of the Securities issuable to it at the Closing (including the Underlying Shares that would be issuable in respect of such Securities) will not result in such Investor acquiring, or obtaining the right to acquire immediately upon the Closing, in excess of 19.999% of the Common Stock or the voting power of the Company outstanding prior to the Closing. Such Investor is not an officer or director of the Company or any Subsidiary thereof.

(g)  Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, such decision has been independently made by such Investor and such Investor confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of any other Investor’s business and/or legal counsel in making such decision.

(h)  Short Sales. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, executed any Short Sales in the securities of the Company since the date that such Investor was first contacted regarding an investment in the Company ("Discussion Time").

(i)  Residency. Such Investor is a resident of that jurisdiction specified as the address that the Investor is to receive notices hereunder on the signature pages hereto.

The Company acknowledges and agrees that each Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1  Certificates.

(a) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor, pursuant to Rule 144(k) or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c) Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale of such Securities pursuant to an effective registration statement (including the Registration Statement), or (ii) following a sale of such Shares or Warrant Shares pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (iii) while such Shares or Warrant Shares are eligible for sale under Rule 144(k). Following such time as restrictive legends are not required to be placed on certificates representing Shares or Warrant Shares pursuant to the preceding sentence, the Company will, no later than three Trading Days following the delivery by an Investor to the Company or the Company's transfer agent of a certificate representing Shares or Warrant Shares containing a restrictive legend, deliver or cause to be delivered to such Investor a certificate representing such Shares or Warrant Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d) Subject to the limitations set forth in Sections 1(f) and (g) of the Warrant, if the Company shall fail for any reason to cause to be issued to an Investor, within three (3) Trading Days of a reasonable written request therefor, a certificate without any restrictive legends for the number of shares of Common Stock to which the Investor is entitled pursuant to Section 4.1(c), the Company shall pay as partial liquidated damages in cash to the Investor on each day after such third Business Day that the issuance of such Common Stock is not timely effected an amount equal to 1.0% of the product of (i) the sum of the number of shares of Common Stock not issued to the Investor without any restrictive legends on a timely basis and to which the Investor is entitled and (ii) the closing price of the Common Stock as reported on the Trading Market on the Trading Day immediately preceding the third Business Day. Nothing herein shall limit such Investor’s right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.2  Participation Rights. If, until the earlier of (i) of twelve (12) months from Closing or (ii) as long as an Investor holds of record at least 25% of the Shares (not including the Warrant Shares), the Company proposes to issue any equity Common Stock or Common Stock Equivalents (collectively, “New Issue Securities”), the Company shall first offer the New Issue Securities to each of such Investors in accordance with the following provisions:

(a)  The Company shall give a written notice to each Investor (the “First Notice”) stating (i) its intention to issue the New Issue Securities, (ii) the number and description of the New Issue Securities proposed to be issued and (iii) the proposed purchase price (calculated as of the proposed issuance date) and the other terms and conditions upon which the Company is proposing to offer the New Issue Securities.

(b)  Transmittal of the First Notice to the Investors by the Company shall constitute an offer by the Company to sell each Investor up to his, her or its proportionate number (based upon his, her or its percentage ownership of the total number of issued and outstanding shares of Common Stock as of the date of the First Notice) of the New Issue Securities for the price and upon the terms and conditions set forth in the First Notice. For a period of five (5) Business Days after receipt of the of the First Notice to the Investors, each Investor shall have the option, exercisable by written notice to the Company, to accept ("Notice of Acceptance") the Company’s offer as to all or any part of such Investor’s proportionate number of the New Issue Securities. If two or more types of New Issue Securities are to be issued or New Issue Securities are to be issued together with other types of securities, including, without limitation, debt Securities, in a single transaction or related transactions, the rights to purchase New Issue Securities granted to the Investors under this Section must be exercised to purchase all types of New Issue Securities and such other securities in the same proportion as such New Issue Securities and other securities are to be issued by the Company.

(c)  The Company shall have thirty (30) Business Days after the date of the First Notice to offer, issue, sell or exchange all or any part of the New Issue Securities as to which a Notice of Acceptance has not been given by the Investors, but only upon terms and conditions that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the First Notice.

(d)  The participation rights contained in this Section shall not apply to the issuance and sale by the Company, from time to time hereafter, of (i) shares of Common Stock or Common Stock Equivalents to employees, officers, or directors of, or consultants to, the Company, as compensation for their services to the Company or any of its direct or indirect Subsidiaries pursuant to arrangements approved by the Board of Directors of the Company, (ii) the issuance of the Securities pursuant to the Transaction Documents and the issuance and exercise of the warrants issuable to MidSouth Capital, Inc. pursuant to its engagement letter with the Company in connection with the offering subject to this Agreement, (iii) shares of Common Stock issued and sold in a firm commitment underwritten public offering (which shall not include an equity line of credit or similar financing arrangement) resulting in gross proceeds to the Company of in excess of $15,000,000 or (iv) shares of Common Stock issued as consideration for the acquisition of another company or business in which the shareholders of the Company do not have a majority ownership interest, which acquisition has been approved by the Board of Directors of the Company or (v) shares of Common Stock issuable upon the exercise of outstanding Common Stock Equivalents (but not amendments thereto).

4.3  Fusion Capital. Without the prior written consent of Iroquois Capital Management, LLC (“Iroquois Capital”), the Company shall not: (a) at any time prior to the earlier of (i) the date that is seven (7) Business Days after a U.S. Food and Drug Administration (the "FDA") advisory panel meeting regarding the New Drug Application for orBec® or (ii) the date the FDA responds to the New Drug Application for orBec®, offer for sale or sell shares of Common Stock to Fusion Capital Fund II, LLC (“Fusion Capital”) pursuant to the terms of the common stock purchase agreement, dated as of January 17, 2006 (“Fusion Capital Agreement”), between the Company and Fusion Capital, or (b) modify the Fusion Capital Agreement with regard to the Company’s sale to Fusion Capital of Common Stock below $0.60 per share.

4.4  No Debt Security. Without the prior written consent of Iroquois Capital, the Company shall not issue any debt securities to a third party until the earlier of (i) the date that the FDA approves the New Drug Application for orBec® or (ii) the one year anniversary of the Closing Date.

4.5  Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investors.

4.6  Subsequent Registrations. Other than pursuant to the Registration Statement, prior to the Effective Date, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

4.7  Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York time) on April 7, 2006, the Company will file a press release relating to the transaction contemplated by this Agreement and within 2 Business Days following the Closing, a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents). In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure.

4.8 Reimbursement. If any Investor becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Investor to or with any current stockholder), solely as a result of such Investor’s acquisition of the Securities under this Agreement, the Company will reimburse such Investor for its reasonable legal and other expenses (including the reasonable cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Investor who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Investor and any such Affiliate and any such Person. The Company also agrees that neither the Investor nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement. Notwithstanding anything contained in this Section 4.8 to the contrary, the Company shall not be obligated to reimburse any Investor who becomes involved in a Proceeding arising from a Person who is directly or indirectly an investor, partner or equityholder in the Investor in such Person’s capacity as such an investor, partner or equityholder, or arising in relation to any Investor’s power or authority to make an investment in the Company.

4.9 Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an "Investor Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

4.10 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.11 Use of Proceeds. The net proceeds from the offer and sale of the Securities will be used to advance the pre-clinical and clinical development of the Company’s drug candidates, including the hiring of contract research organizations and sponsoring of research to support these development activities, to fund expenses relating to the submission of a New Drug Application for orBec® with the FDA to fund sales and marketing and research and development expenses relating to orBec®, to fund future acquisitions or joint ventures or and to fund the development of new products or technologies. A portion of the net proceeds shall also be used for general corporate purposes, including the maintenance of in-licensed patent rights and proprietary intellectual property patent applications and patents. No portion of the net proceeds will be used to redeem outstanding securities of the Company.

4.12 No Short Sales. Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the Discussion Time until prior to the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.7 hereof. Additionally, each Investor understands and acknowledges, severally and not jointly with any other Investor, that the Commission currently takes the position that coverage of short sales of the Common Stock “against the box” prior to the Effective Date of the Registration Statement with the Warrant Shares issuable hereunder is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.

ARTICLE V.
CONDITIONS PRECEDENT

5.1  Conditions Precedent to the Obligations of the Investors to Purchase Securities. The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)  Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)  No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)  Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would be expected to have or result in a (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, or (ii) a material and adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

(e)  No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

(f)  Company Deliverables The Company shall have delivered to such Investor the Company Deliverables; and

(g)  Minimum Subscriptions. The aggregate of the Investors’ Investment Amount shall not be less than $2,500,000.

5.2  Conditions Precedent to the Obligations of the Company to sell Securities. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)  Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)  No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(d)  Minimum Subscriptions. The aggregate of the Investors’ Investment Amounts shall not be less than $2,500,000 at the Closing.

ARTICLE VI.

  COMMON STOCK ANTI-DILUTION RIGHTS

6.1 Common Stock Anti-Dilution Rights. The Investors shall have the following rights with respect to sales of New Issue Securities. Each Investors’ rights under this Article VI shall terminate on the earlier to occur of (i) the one year anniversary of the Closing and (ii) the date that the FDA approves the New Drug Application for orBec®.

6.2 Adjustment of Investors Price. Subject to Section 6.1 hereof, if and whenever on or after the date of this Agreement the Company issues or sells any New Issue Securities for a consideration per share less than the Per Unit Purchase Price in effect immediately prior to the time of such issue or sale, then and in each case the then existing Per Unit Purchase Price shall be reduced, as of the close of business on the date of such issue or sale, to the price per share paid for the New Issue Securities.

6.3 Notices. Immediately upon any adjustment of the Per Unit Purchase Price, the Company shall give written notice thereof to the Investors (i) setting forth in reasonable detail and certifying the calculation of such adjustment and (ii) fixing a date for the delivery (the “Delivery Date”) to the Investors of the number of additional shares of Common Stock calculated in accordance with Section 6.4(a) below (the “Additional Shares”).

6.4 Delivery of Shares.

(a) Calculation of Number of Additional Shares. In the event of an adjustment to the applicable Per Unit Purchase Price, the Company shall issue to each Investor on the Delivery Date, that number of Additional Shares equal to (i) the number of Shares then held by such Investor multiplied by a fraction, the numerator of which is the Per Unit Purchase Price immediately preceding the issuance of New Issue Securities and the denominator of which is the Per Unit Purchase Price of the New Issue Securities, minus (ii) the number of Shares held by the Investor immediately preceding the issuance of the New Issue Securities.

(b) Delivery of Additional Shares. On the Delivery Date, the Company shall cause to be delivered to each Investor a certificate or certificates for the appropriate number of Additional Shares. The Company, however, will not be obligated to deliver Additional Shares to a Common Holder if (i) the Investor elects not to take delivery of such Additional Shares or (ii) the total number of shares of Common Stock then beneficially owned by such Investors and their affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Investor’s for purposes of Section 13(d) of the Exchange Act, would exceed 9.999% of the total number of issued and outstanding shares of Common Stock or (iii) at any time the Board shall determine in its discretion (based on a written opinion of counsel (a copy of which must be provided to the Investors)) that the issuance and sale of the Additional Shares to the Investors would cause the Company to violate any provision of the Securities Act, the securities laws of any state or any other law; provided, however, that in each such case the Company will issue to each Investor Common Stock purchase warrants to purchase the appropriate number of Additional Shares at an exercise price of $0.01 per share for a period of five years from the date of issuance.

6.5 Issuance of Preferred Stock. Notwithstanding anything else contained in this Article VI to the contrary, if the Company, at any time prior to earlier of (i) the one year anniversary of the Closing and (ii) the date that the FDA approves the New Drug Application for orBec®, sells its preferred stock for a consideration per share less than the Per Unit Purchase Price paid by the Investors at the Closing, the Company shall immediately provide written notice thereof (“Preferred Stock Notice”) to all of the Investors and offer to exchange, in it sole discretion, an equal number of shares of such preferred stock for the Shares then owned by each of the Investors. Each Investor shall have thirty (30) days from the date of the Preferred Stock Notice to accept or reject the exchange of preferred stock for the Shares. If an Investor does not deliver a written notice to the Company accepting such exchange within such thirty (30) day period, then such Investor shall be deemed to have rejected such offer to exchange preferred stock for the Investor’s Shares. Each Investor desiring to exchange its Shares for the preferred shares should so notify the Company in writing (“Acceptance Notice”) within such thirty (30) days and include with such notice such Investor’s Shares duly endorsed in blank. Within five (5) Business Days of the Company’s receipt of the Acceptance Notice, the Company shall issue to such Investor a stock certificate for the preferred stock covering an equivalent number of the Shares then owned by such Investor or a debenture in an amount equal to the closing price of the Common Stock on the date of the Preferred Stock Notice multiplied by the number of Shares held by each such Investor. It is understood and agreed by the parties hereto that such shares of preferred stock shall not be covered by the Registration Rights Agreement.

6.6 Exclusion. The provisions of Article VI hereof shall not apply (i) in connection with any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, director or consultant for services provided to the Company or any of its subsidiaries, or pursuant to the exercise of any securities of the Company issued thereunder; (ii) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $15 million; (iii) upon conversion of any options, warrants or other rights to acquire shares of Common Stock that are outstanding on the day immediately preceding the Closing, provided, however, that the terms of such options, warrants or rights are not amended, modified or changed on or after the Closing; or (iv) in connection with shares of Common Stock issued as consideration for the acquisition of another company or business in which the shareholders of the Company do not have a majority ownership interest, which acquisition has been approved by the Board of Directors of the Company.

ARTICLE VII.
MISCELLANEOUS

7.1 Fees and Expenses. Except for the Company's payment of $10,000 to Iroquois Capital as a lead investor fee, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

7.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company: DOR BioPharma Inc.
1691 Michigan Ave.
Suite 435
Miami, Florida 33139
Attn: President
Facsimile: (305) 534-3383

With a copy to: Edwards Angell Palmer & Dodge LLP
350 E. Las Olas Boulevard
Suite 1150
Fort Lauderdale, FL 33301-4215
Attn: Leslie J. Croland, P.A.
Facsimile: (954) 727-2601

If to an Investor: To the address set forth under such Investor's name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding at least 65% of the Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Securities.

7.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Investors."

7.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party).

7.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

7.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares and Warrants.

7.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.16 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS SECURITIES PURCHASE AGREEMENT TO BE DULY EXECUTED BY THEIR RESPECTIVE AUTHORIZED SIGNATORIES AS OF THE DATE FIRST INDICATED ABOVE.

DOR BIOPHARMA, INC.

By: /s/ Michael T. Sember
Name: Michael T. Sember
Title: President & Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

[INVESTOR]

Iroquois Master Fund Ltd.

By: /s/ Joshua Silverman
Name: Joshua Silverman
Title: Authorized Signatory

Investment Amount:	$700,000

Address for Notice:	641 Lexington Ave.,
26th Floor
New York, NY 10022

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

[INVESTOR]

Platinum Partners Long Term Growth III

By: /s/ Mark Norducht
Name: Mark Norducht
Title: President

Investment Amount:	$600,000

Address for Notice:      152 West 57th Street
       54th Floor
        New York, NY 10019

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

[INVESTOR]

Alpha Capital AG/CO LH Financial

By: /s/ Konrad Ackermann
Name: Konrad Ackermann
Title: Director

Investment Amount:	$500,000

Address for Notice:	160 Central Park South,
Suite 2701
New York, NY 10019

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

[INVESTOR]

Cyrille F. Buhrman

By: /s/ Cyrille F. Buhrman
Name: Cyrille F. Buhrman
Title: Authorized Signatory

Investment Amount:	$500,000

Address for Notice:	229/1 South Sathorn Road,
                                                                                                                      Bangkok, 10120 Thailand

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

[INVESTOR]

Nite Capital, LP

By: /s/ Keith Goodman
Name: Keith Goodman
Title: Manager of the General Partner

Investment Amount:	$400,000

Address for Notice:	100 E Cook Ave.
                                                                                                                         Suite 201
                         Libertyville, IL 60048

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

[INVESTOR]

Smithfield Fiduciary LLC
Highbridge Capital Management, LLC

By: /s/ Adam J. Chill
Name: Adam J. Chill
Title: Authorized Signatory

Investment Amount:	$300,000

Address for Notice:	9 West 57th Street,
                                                                                                                    27th Floor
                                                                                                                    New York, NY 10019

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

[INVESTOR]

Little Gem Life Sciences Fund, LLC

By: /s/ Jeffrey Benison
Name: Jeffrey Benison
Title: Manager

Investment Amount:	$100,000

Address for Notice:	57 Flowery Road,
                                                                                                                       Valley Stream, NY 11581

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

[INVESTOR]

Ed Burke

By: /s/ Ed Burke
Name: Ed Burke
Title: Authorized Signatory

Investment Amount:	$100,000

Address for Notice:	400 9th Street
                                                                                                                 #W4F
                                                                                                                 Hoboken, NJ 07030

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

[INVESTOR]

Bristol Capital Advisors, LLC

By: /s/ Paul Kessler
Name: Paul Kessler
Title: Director

Investment Amount:	$250,000

Address for Notice:	10990 Wilshire Blvd.,
                                                                                                                             Suite 1410
                                                                                                                             Los Angeles, CA 90024

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

[INVESTOR]

Steven Mark

By: /s/ Steven Mark
Name: Steven Mark
Title: Authorized Signatory

Investment Amount:	$25,000

Address for Notice:	101 Narrows Road
                                                                                                                         Bedford Hills, NY 10507

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

[INVESTOR]

Vasili Myrianthopoulos

By: /s/ Vasili Myrianthopoulos
Name: Vasili Myrianthopoulos
Title: Authorized Signatory

Investment Amount:	$20,000

Address for Notice:	545 South 8th Street
                                                                                                                      Lindenhurst, NY 11757

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

[INVESTOR]

Ken Alberstadt

By: /s/ Ken Alberstadt
Name: Ken Alberstadt
Title: Authorized Signatory

Investment Amount:	$10,000

Address for Notice:	3P E. 85th Street
                                                                                                                         New York, NY 10028

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

[INVESTOR]

David Gentile

By: /s/ David Gentile
Name: David Gentile
Title: Authorized Signatory

Investment Amount:	$16,666

Address for Notice:    7 Plymouth Road
                                                    Manhasset, NY 11030

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

[INVESTOR]

Bernard Pismeny

By: /s/ Bernard Pismeny
Name: Bernard Pismeny
Title: Authorized Signatory

Investment Amount:	$16,667

Address for Notice:     159 Northern Blvd.
Great Neck, NY 11021

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

[INVESTOR]

Kyle Brengel

By: /s/ Kyle Brengel
Name: Kyle Brengel
Title: Authorized Signatory

Investment Amount:	$16,667

Address for Notice:   2645 Ramona
                                               East Meadow, NY 11554

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

[INVESTOR]

Michael T. Sember

By: /s/ Michael T. Sember
Name: Michael T. Sember
Title: Authorized Signatory

Investment Amount:	$75,000

Address for Notice:	1691 Michigan Ave
                                                                                                                   Suite 435
                                                                                                                   Miami, FL 33139

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

[INVESTOR]

Evan Myrianthopoulos

By: /s/ Evan Myrianthopoulos
Name: Evan Myrianthopoulos
Title: Authorized Signatory

Investment Amount:	$25,000

Address for Notice:	1691 Michigan Ave
                                                                                                                   Suite 435
                                                                                                                   Miami, FL 33139

SCHEDULE 1

Investor	Shares	Warrants	Indication
Iroqouis Master Fund LTD	2,526,164	2,526,164	$ 700,000
Platinum Partners Long Term Growth III	2,165,283	2,165,283	$ 600,000
Alpha Capital AG/CO LH Financial	1,804,403	1,804,403	$ 500,000
Smithfield Fiduciary LLC Highbridge Capital Management, LLC	1,082,642	1,082,642	$ 300,000
Nite Capital, LP	1,443,522	1,443,522	$ 400,000
Cyrille F. Buhrman	1,804,403	1,804,403	$ 500,000
Ed Burke	360,881	360,881	$ 100,000
Little Gem Life Sceinces Fund, LLC	360,881	360,881	$ 100,000
Steven Mark	90,220	90,220	$ 25,000
Vasili Myrianthopoulos	72,176	72,176	$ 20,000
Ken Alberstadt	36,088	36,088	$ 10,000
Evan Myrianthopoulos	90,220	90,220	$ 25,000
Michael T. Sember	270,660	270,660	$ 75,000
David Gentile	60,144	60,144	$ 16,666
Bernard Pismeny	60,148	60,148	$ 16,667
Kyle Brengel	60,148	60,148	$ 16,667
Bristol Capitol Advisors, LLC	902,201	902,201	$ 250,000

	13,190,184	13,190,184	$ 3,655,000

SCHEDULE 3.1(a)

Enteron Pharmaceuticals, Inc - The Company owns 89.13% of the issued and outstanding shares of such Subsidiary’s common stock.

Corporate Technology Development, Inc. - The Company owns 100% of the issued and outstanding shares of such Subsidiary’s common stock.

Oral Solutions, Inc. - The Company owns 85% of the issued and outstanding shares of such Subsidiary’s common stock.

Formulation Technologies, Inc. - The Company owns 100% of the issued and outstanding shares of such Subsidiary’s common stock.

Intero Corp. - The Company owns 100% of the issued and outstanding shares of such Subsidiary’s common stock.

Magyer Pharmaceuticals - The Company owns 100% of the issued and outstanding shares of such Subsidiary’s common stock.

Rx Eyes, Inc. - The Company owns 80% of the issued and outstanding shares of such Subsidiary’s common stock.

Orasomal Technologies, Inc. - The Company owns 75.3% of the issued and outstanding shares of such Subsidiary’s common stock.

Wisconsin Genetics, Inc. - The Company owns 100% of the issued and outstanding shares of such Subsidiary’s common stock.

Innovaccines Corp. - The Company owns 100% of the issued and outstanding shares of such Subsidiary’s common stock.

Endorex Newco, LTD - The Company owns 80.1% of the issued and outstanding shares of such Subsidiary’s common stock.

Institute for Drug Research, Inc. - The Company owns 100% of the issued and outstanding shares of such Subsidiary’s common stock.

- -PMB_PMB_297638_3.DOC/LCROLAND

SCHEDULE 3.1(j)

The Company did not renew its letter of intent with Gastrotech Pharma A/S (“Gastrotech”) dated October 28, 2005, as amended on December 29, 2005. The Company has taken the position that the letter of intent expired in accordance with its terms on January 15, 2006. Gastrotech may take the position that the Company is in material breach of its obligations under the letter of intent and is obligated to pay Gastrotech a break-up fee of $1 million. It is the Company’s position that it does not owe Gastrotech such break-up fee.

- -PMB_PMB_297638_3.DOC/LCROLAND

SCHEDULE 3.1(q)

The Company intends to merge its subsidiary, Enteron Pharmaceuticals, Inc. into a wholly-owned subsidiary of the Company. Pursuant to this transaction, the Company will issue 3,069,386 shares of Common Stock to the former shareholders of Enteron.

- -PMB_PMB_297638_3.DOC/LCROLAND

SCHEDULE 3.1(u)

Current shareholders of Enteron Pharmaceuticals, Inc. who will, in connection with a merger, be exchanging their shares of Enteron Pharmaceuticals, Inc. for Common Stock will have piggyback registration rights for 3,069,386 shares of Common Stock.